UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

HWH International Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HWH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 24, 2024, HWH International Inc. (the “Company”) entered into two (2) debt conversion agreements with creditors (each an “Agreement,” or collectively, the “Agreements”): (i) Alset International Limited (the Company’s majority stockholder); and (ii) Alset Inc. (which is Alset International Limited’s majority stockholder). Each Agreement converts debt owed by the Company to the respective creditor into shares of the Company’s common stock. The Agreements are substantially the same with the exception of the amount of debt to be converted under each.

Under the terms of their respective agreements, Alset Inc. shall convert $300,000.00 of the Company’s debt into 476,190 shares of the Company’s common stock, and Alset International Limited shall convert $3,501,759.00 of the Company’s debt into 5,558,347 shares of the Company’s common stock. Under the Agreements, the debt conversions shall result in the issuance of newly issued shares of the Company’s common stock. The price at which the debt conversion was fixed was set at $0.63 per share. Cumulatively, the newly issued shares contemplated by the Agreements represent 6,034,537 new shares of the Company’s common stock, constituting an increase to the total issued and outstanding shares of the Company’s common stock of 37.2% over the amount immediately preceding the effectiveness of the Agreements. The shares contemplated by the Agreements are restricted securities under the Securities Act of 1933, and shall be issued in reliance upon the safe harbor provided by Rule 506 of Regulation D.

The Company’s Chairman, Chan Heng Fai, is also the Chairman and Chief Executive Officer of each of Alset Inc. and Alset International Limited., and is the majority stockholder of Alset Inc. Each of our independent directors is also an independent director of Alset Inc., and certain independent directors are also members of the board of Alset International Limited.

The foregoing description is only a summary of the material provisions of the Agreements and is qualified in its entirety by reference to the copy of each Agreement, which are filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The disclosures set forth in Item 1.01 above are hereby incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Debt Conversion Agreement, between HWH International Inc. and Alset Inc., dated September 24, 2024
10.2	Debt Conversion Agreement, between HWH International Inc. and Alset International Limited, dated September 24, 2024
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2024	HWH INTERNATIONAL INC.

	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Chief Financial Officer